Exhibit 5(a)

LAW OFFICES

SILVER, FREEDMAN, TAFF & TIERNAN LLP

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 K STREET, N.W., SUITE 100

WASHINGTON, D.C. 20007

(202) 295-4500

WWW.SFTLAW.COM

November 16, 2015

Board of Directors

LegacyTexas Financial Group, Inc.

5851 Legacy Circle

Plano, Texas 75024

Re: LegacyTexas Financial Group, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Maryland counsel to LegacyTexas Financial Group, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (as amended, the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission (the “1933 Act Regulations”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company: (i) debt securities (the “Debt Securities”); (ii) preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the “Depositary Shares”); (iv) common stock, par value $0.01 per share (the “Common Stock”); (v) contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (vi) units, to be comprised of two or more of the Securities, as defined below (the “Units”); (vii) warrants to purchase Debt Securities (the “Debt Warrants”); (viii) warrants to purchase Preferred Stock or Common Stock (the “Equity Warrants,” and together with the Debt Warrants, the “Warrants”); and (vii) rights entitling the holders thereof to purchase shares of Common Stock or other securities of the Company (the “Rights”).  The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Units, the Warrants and the Rights are collectively referred to as the “Securities.”

In our capacity as the Company’s special Maryland counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter, including, but not limited to: (i) the Registration Statement; (ii) the charter and bylaws, each as amended, of the Company, as in effect on the date hereof; (iii) the records of the proceedings and actions of the Board of Directors (the “ Board “) of the Company and committees of the Board with respect to the authorization of the filing of the Registration Statement and the issuance of the Securities; and (iv) such other certificates, documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this opinion, subject to the limitations, assumptions and qualifications noted below.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the execution in substantially the form reviewed by us.

In connection with this opinion letter, we have also assumed that: (i) the Registration Statement, and any post-effective amendments thereto, will have become effective and the Company will have paid the required filing fees to the Commission within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations; (ii) a prospectus supplement for the applicable offering will have been prepared and filed with the Commission; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (vi) at the time of any offering or sale by the Company of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to the enforceability of provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as to any anti-trust or state securities laws; (v) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vi) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (vii) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter.  No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the General Corporation Law of the state of Maryland, and we express no opinion with respect to the laws of any other jurisdiction.  The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof.  We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.                                      With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been included as part of articles supplementary to the Company’s charter duly filed with the Department of Assessments and Taxation of the State of Maryland; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Maryland law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

2.                                      With respect to any Depositary Shares to be issued, when: (a) the related deposit agreement has been duly authorized and validly executed and delivered by the Company and by a depositary appointed by the Company (the “Depositary”) that meets the requirements for a depositary as described in the Registration Statement or a prospectus supplement for such offering and as provided in the applicable deposit agreement; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Depositary Shares and related shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of such related Preferred Stock (the

“Related Preferred Stock Resolutions”); (c) the Related Preferred Stock Resolutions have been included as part of articles supplementary to the Company’s charter duly filed with the Department of Assessments and Taxation of the State of Maryland; (d) the terms of the Depositary Shares and the related Preferred Stock and of the issuance and sale of each have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (e) the shares of the related Preferred Stock have been deposited with the Depositary; and (f) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, fully paid and nonassessable.

3.                                      With respect to any shares of Common Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company’s charter or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s bylaws and Maryland law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1(a) to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein.  In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the 1933 Act Regulations promulgated thereunder.

Very truly yours,

/s/ Silver, Freedman, Taff & Tiernan LLP